UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2016

Rhino Resource Partners LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01          Changes in Registrant’s Certifying Accountant.

(a)         On April 5, 2016, the Board of Directors of Rhino GP LLC (the “Board”), the general partner of Rhino Resource Partners LP (“Rhino” or the “Partnership”), approved the recommendation of the Audit Committee of the Board (the “Audit Committee”) for the replacement of Ernst & Young LLP (“Ernst & Young”) as the Partnership’s independent registered public accounting firm.  On April 7, 2016 (the “Replacement Date”), the Partnership notified Ernst & Young of its replacement effective immediately.

Ernst & Young’s reports on Rhino’s consolidated financial statements for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except for the audit report for the fiscal year ended December 31, 2015 related to the Partnership’s classification of its credit facility balance as a current liability and resulting working capital deficit that raised a substantial doubt about the Partnership’s ability to continue as a going concern.  During the two most recent fiscal years ended December 31, 2015 and 2014 and in the subsequent interim period through the Replacement Date,  there were (i) no disagreements between Rhino and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in internal control over financial reporting related to the precision of review and application of technical accounting principles over the calculation of net income/(loss) per common unit and subordinated unit identified by the Partnership in Item 9A of the Form 10-K/A filed for the year ended December 31, 2014 on August 7, 2015, and reported upon by Ernst & Young LLP.

The Partnership provided Ernst & Young with a copy of this Current Report on Form 8-K, and requested that Ernst & Young furnish Rhino with a letter addressed to the U.S. Securities and Exchange Commission stating whether Ernst & Young agrees with the disclosure contained in this Current Report on Form 8-K, or, if not, stating the respects in which it does not agree.  The Partnership has received the requested letter from Ernst & Young and a copy of Ernst & Young’s letter has been filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)         Also, on April 5, 2016, the Board approved the recommendation of the Audit Committee for the engagement of Brown, Edwards & Company, LLP (“Brown Edwards”) as the Partnership’s independent registered public accounting firm.  Brown Edwards was formally engaged on April 5, 2016.  The Partnership has authorized Ernst & Young to respond fully to any inquiries of Brown Edwards regarding the subject matter of the reportable events described above.

During Rhino’s two most recent fiscal years ended December 31, 2015 and 2014 and the subsequent interim period through the Replacement Date, neither Rhino nor anyone on its behalf has consulted with Brown Edwards regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Rhino’s financial statements, and neither a written report nor oral advice was provided to the Partnership that Brown Edwards concluded was an important factor considered by Rhino in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01          Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter of Ernst & Young LLP, dated April 11, 2016, regarding change in independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner

Dated: April 11, 2016	By:	/s/ Whitney C. Kegley
	Name:	Whitney C. Kegley
	Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

16.1	Letter of Ernst & Young LLP, dated April 11, 2016, regarding change in independent registered public accounting firm.